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                                                                    Exhibit 5(f)

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
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[LOGO OF THE TRAVELERS INSURANCE COMPANY]                                            Group Deferred Variable Annuity Application
The Travelers Insurance Company                                                                                       (New York)
One Cityplace . Hartford, CT 06103-3415

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Certificate Owner/annuitant Information
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Name                                                                   SS#

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Street Address                                                         Sex [ ] Male     Date of Birth

                                                                           [ ] Female
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City, State, Zip                                                       U.S. Citizen  [ ] Y  [ ] N

                                                                       If no, please indicate country of citizenship
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Beneficiary Information
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   Full Name (First, M.I., Last)                                      SSN/TIN            Relationship to Owner      % to Receive
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                                                Primary

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                                                [ ] Primary

                                                [ ] Contingent
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                                                [ ] Primary

                                                [ ] Contingent
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                                                [ ] Primary

                                                [ ] Contingent
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                                                [ ] Primary

                                                [ ] Contingent
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Maturity Date: ____/____/_____ (Will be set to age 90 unless otherwise specified)
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Type of Plan (Please check only one)
[ ] IRA Rollover     [ ] Pension/Profit Sharing
[ ] TSA ERISA        [ ] 457 Def Comp Plan
[ ] TSA              [ ] Other_____________
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Replacement Information

Do you have any existing life insurance policies or annuity contracts? [ ] Yes  [ ] No

If yes, please provide details:

Insurance Company Name: _____________________________  Contract Number: ______________________

Will the purchase of this annuity result in the replacement of any existing life insurance policy or annuity contract in this or
any other company?                                                     [ ] Yes  [ ] No

If yes, provide the information below.

Insurance Company Name: _____________________________  Contract Number: ______________________

Use the Special Requests section to provide additional insurance companies and contract numbers. Attach any required state replacement and/or 1035 exchange/transfer forms. State replacement forms may be required in certain states even if a replacement is not involved.
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L-22535NY                                               *L22535NY*                                       Order # L-22535NY
                                                                                                               1 of 3; Rev. 5-05
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Allocation Schedule (total must equal 100%)
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Name                                                Code   Pct     Name                                              Code   Pct
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
AIM Capital Appreciation Portfolio                   KC       %    Oppenheimer Main Street Fund/VA - Service Shares   H2       %
American Funds Global Growth Fund - Class 2 Shares   IL       %    PIMCO Total Return Portfolio                       PM       %
American Funds Growth Fund - Class 2 Shares          IG       %    Pioneer Fund Portfolio                             UP       %
American Funds Growth-Income Fund - Class 2 Shares   II       %    Pioneer Strategic Income Portfolio                 HP       %
Capital Appreciation Fund (Janus)                    US       %    Putnam VT Small Cap Value Fund - Class IB Shares   OP       %
Citistreet Diversified Bond Fund - Class I           OB       %    Salomon Brothers Variable All Cap Fund - Class I   AD       %
Citistreet International Stock Fund - Class I        OI       %    Salomon Brothers Variable Investors Fund - Class   C2       %
                                                                   I
Citistreet Large Company Stock Fund - Class I        OC       %    SB Adjustable Rate Income Portfolio                BI       %
Citistreet Small Company Stock Fund - Class I        OE       %    Smith Barney Aggressive Growth Portfolio           SG       %
Delaware VIP REIT Series                             AQ       %    Smith Barney Appreciation Portfolio                1N       %
Delaware VIP Small Cap Value Series                  AP       %    Smith Barney High Income Portfolio                 HH       %
Dreyfus VIF Appreciation Portfolio                   DP       %    Smith Barney Large Cap Growth Portfolio            AB       %
Dreyfus VIF Developing Leaders Portfolio             DS       %    Smith Barney Small Cap Growth Opportunities        C9       %
                                                                   Portfolio
Equity Income Portfolio (Fidelity)                   4F       %    Social Awareness Stock Portfolio (Smith Barney)    SA       %
Equity Index Portfolio - Class II                    GF       %    Strategic Equity Portfolio (Fidelity)              HA       %
Fidelity VIP Contrafund(R)Portfolio-Service Class 2  FT       %    Templeton Developing Markets Securities Fund -     VQ       %
                                                                   Class 2
Fidelity VIP Mid Cap Portfolio - Service Class 2     D1       %    Templeton Foreign Securities Fund - Class 2        VG       %
Franklin Mutual Shares Securities Fund - Class 2     R2       %    Templeton Growth Securities Fund - Class 2         Q2       %
Janus Aspen Mid Cap Growth Portfolio - Service       JA       %    Travelers Convertible Securities Portfolio         AF       %
Shares
Large Cap Portfolio (Fidelity)                       4G       %    Travelers Disciplined Mid Cap Stock Portfolio      1M       %
Lazard Retirement Small Cap Portfolio                RS       %    Travelers High Yield Bond Trust                    UB       %
Lord Abbett Growth & Income Portfolio                FK       %    Travelers Managed Assets Trust                     UA       %
Lord Abbett Mid Cap Value Portfolio                  FL       %    Travelers Money Market Portfolio                   1K       %
Mercury Large Cap Core Portfolio                     DR       %    Travelers Quality Bond Portfolio                   4W       %
MFS Mid Cap Growth Portfolio                         DQ       %    Travelers U.S. Government Securities Portfolio     GV       %
MFS Total Return Portfolio                           HT       %    Van Kampen LIT Comstock Portfolio - Cl II Shares   NJ       %
MFS Value Portfolio                                  BD       %    Fixed Account                                               %
Mondrian International Stock Portfolio               4C       %                                                                %
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                                                                                                               TOTAL        100%
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Please check the following if choosing the Optional Death Benefit and Credit Endorsement:
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[ ] Yes, I elect the Optional Death Benefit and Credit Endorsement (if not, you will receive the Standard Death Benefit)
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Dollar Cost Averaging/Systematic Withdrawal Programs  (If checked, please attach completed form)

Dollar Cost Averaging [ ] Y  [ ] N                              Systematic Withdrawal [ ] Y  [ ] N
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Special Requests


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                                                   PLEASE READ AND SIGN PAGE 3


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L-22535NY                                               *L22535NY*                                       Order # L-22535NY
                                                                                                               2 of 3; Rev. 5-05
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
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Disclosures and Acknowledgment
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I/We understand the certificate will take effect when the first premium is received, and the data collection form is approved in the Home Office of the Company. All payments and values provided by the certificate applied for, when based on investment experience of a separate account, are variable and are not guaranteed as to a fixed dollar amount. No agent is authorized to make changes to the certificate or data collection form. I understand that the Company may amend this certificate to comply with changes in the Internal Revenue Code and related regulations.

[ ] I ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS.
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Certificate Owner's Signature         City, State Where Signed   (REQUIRED)    Date

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Representative Use Only
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Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to criminal and civil penalties, including imprisonment, fines and denial of insurance benefits.

I acknowledge that all data representations and signatures were recorded by me or in my presence in response to my inquiry and request and that all such representations and signatures are accurate and valid to the best of my knowledge and belief.

Will the contract applied for replace any existing annuity or life insurance policy? [ ] Yes [ ] No
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Representative's Name (Please print)             Date

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Representative's Signature                       SS#

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Phone #                       Fax #              License #

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Broker/Dealer

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For Citistreet Use Only (Circle one)             Select One: [ ] A  [ ] B  [ ] C

C / E / G / H
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L-22535NY                                               *L22535NY*                                       Order # L-22535NY
                                                                                                               3 of 3; Rev. 5-05
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